EXHIBIT 32.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

       In connection with this quarterly report on Form 10-Q of Quaker Fabric Corporation for the quarterly period ended July 1, 2006 (the "Periodic Report"), I, Larry A. Liebenow, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 Date: August 10, 2006                                   /s/ Larry A. Liebenow
       -------------------                               ---------------------
                                                         Larry A. Liebenow
                                                         Chief Executive Officer


       This certification is being furnished as an exhibit to the Report pursuant to Exchange Act Rule 13a-14 and Item 601 of Regulation S-K and 18 United States Code Section 1350 and not as a document "filed" for purposes of
Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certificate shall not be deemed incorporated by reference into any of the Company's filings under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference.